EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Post Effective Amendment No.3 to Registration Statement No. 33-29147 of DQE, Inc. on Form S-8 of our report dated June 13, 2003, appearing in this Annual Report on Form 11-K of the Duquesne Light Company 401(k) Retirement Savings Plan for IBEW Represented Employees for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania

June 27, 2003

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